Exhibit 1

JOINT FILING AGREEMENT

We, the signatories of the Statement on Schedule 13D to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.

SES GLOBAL S.A.

By:	/s/ Robert Bednarek
Name: Robert Bednarek
Tile: Executive Vice President

By:	/s/ Romain Bausch
Name: Romain Bausch
Tile: President and Chief Executive Officer

SES HOLDINGS (BERMUDA) LIMITED

By:	/s/ Robert Bednarek
Name: Robert Bednarek
Tile: Deputy Chairman and Vice President

By:	/s/ Romain Bausch
Name: Romain Bausch
Tile: Chairman and President

Dated: December  22, 2005

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